                                                                EXHIBIT NO. 10.4



                               PURCHASE AGREEMENT

                                  by and among

                             SGM CONSULTING, L.L.C.
                                     (Buyer)

                           NEXTERA ENTERPRISES, L.L.C.
                                    (Nextera)

                      NEXTERA ENTERPRISES HOLDINGS, L.L.C.
                                   (Holdings)

                              SIGMA CONSULTING, LLC
                                  (the Company)

                                       and

                           The Members of the Company





                                 January 5, 1998

                            STOCK PURCHASE AGREEMENT

                                      INDEX


                                                                                            Page
        SECTION 1. SALE OF THE COMPANY'S ASSETS, TRANSFER OF THE MEMBERS' SHARES AND
        PURCHASE PRICE.......................................................................1

        1.1. SALE OF ASSETS..................................................................1
        1.2. CONTRIBUTION OF COMPANY SHARES..................................................2
        1.3. TIME AND PLACE OF CLOSING.......................................................3
        1.4. FURTHER ASSURANCES..............................................................3
        1.5. TRANSFER TAXES..................................................................3
        1.6. EXCLUDED INTERESTS..............................................................3
        1.7. HOLDBACK AMOUNT.................................................................3
        1.8. WORKING CAPITAL.................................................................4

        SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS.............5

        2.1. MAKING OF REPRESENTATIONS AND WARRANTIES........................................5
        2.2. ORGANIZATION AND QUALIFICATIONS OF THE COMPANY..................................5
        2.3. MEMBERSHIP INTERESTS OF THE COMPANY; BENEFICIAL OWNERSHIP.......................5
        2.4. NO SUBSIDIARIES.................................................................6
        2.5. AUTHORITY OF THE COMPANY........................................................6
        2.6. REAL AND PERSONAL PROPERTY......................................................7
        2.7. FINANCIAL STATEMENTS............................................................8
        2.8. TAXES...........................................................................9
        2.9. ACCOUNTS RECEIVABLE............................................................11
        2.10. ABSENCE OF CERTAIN CHANGES....................................................12
        2.11. ORDINARY COURSE...............................................................13
        2.12. BANKING RELATIONS.............................................................13
        2.13. INTELLECTUAL PROPERTY.........................................................14
        2.14. CONTRACTS.....................................................................15
        2.15. LITIGATION....................................................................16
        2.16. COMPLIANCE WITH LAWS..........................................................17
        2.17. INSURANCE.....................................................................17
        2.18. WARRANTY OR OTHER CLAIMS......................................................17
        2.19. POWERS OF ATTORNEY............................................................17
        2.20. FINDER'S FEE..................................................................17
        2.21. PERMITS:  BURDENSOME AGREEMENTS...............................................17
        2.22. COMPANY RECORDS; COPIES OF DOCUMENTS..........................................18
        2.23. TRANSACTIONS WITH INTERESTED PERSONS..........................................18
        2.24. EMPLOYEE BENEFIT PROGRAMS.....................................................18
        2.25. ENVIRONMENTAL MATTERS.........................................................21
        2.26. LIST OF MANAGEMENT COMMITTEE..................................................22
        2.27. BACKLOG.......................................................................22
        2.28. EMPLOYEES; LABOR MATTERS......................................................22
        2.29. CUSTOMERS, DISTRIBUTORS AND SUPPLIERS.........................................23
        2.30. EQUITY REPURCHASE.............................................................23
        2.31. DISCLOSURE....................................................................24
        2.32. ASSETS........................................................................24
        2.33. NO ADDITIONAL REPRESENTATIONS AND WARRANTIES..................................24

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS............................24

        3.1. OWNERSHIP OF SHARES............................................................24
        3.2. AUTHORITY......................................................................24
        3.3. FINDER'S FEE...................................................................25
        3.4. AGREEMENTS.....................................................................25
        3.5. EXPERIENCE; ACCREDITED INVESTOR................................................25
        3.6. INVESTMENT.....................................................................26
        3.7. NO PUBLIC MARKET...............................................................26
        3.8. ACCESS TO DATA.................................................................26
        3.9. RESIDENCE......................................................................26

        SECTION 4. COVENANTS OF THE COMPANY AND THE MEMBERS.................................26

        4.1. MAKING OF COVENANTS AND AGREEMENTS.............................................26
        4.2. CONDUCT OF BUSINESS............................................................26
        4.3. AUTHORIZATION FROM OTHERS......................................................28
        4.4. NOTICE OF DEFAULT..............................................................28
        4.5. CONSUMMATION OF AGREEMENT......................................................28
        4.6. COOPERATION OF THE COMPANY AND MEMBERS.........................................28
        4.7. NO SOLICITATION OF OTHER OFFERS................................................28
        4.8. TAX RETURNS....................................................................29

        SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER, NEXTERA AND HOLDINGS............29

        5.1. MAKING OF REPRESENTATIONS AND WARRANTIES.......................................29
        5.2. ORGANIZATION...................................................................29
        5.3. AUTHORITY......................................................................29
        5.4. LITIGATION.....................................................................30
        5.5. FINDER'S FEE...................................................................30
        5.6. AVAILABLE FUNDS................................................................30
        5.7. MEMBERSHIP INTERESTS OF NEXTERA AND HOLDINGS...................................30
        5.8. FINANCIAL STATEMENTS...........................................................30
        5.9. TAXES..........................................................................31
        5.10. ABSENCE OF CERTAIN CHANGES....................................................33
        5.11. COMPLIANCE WITH LAWS..........................................................34
        5.12. OPERATING AGREEMENTS..........................................................35

        SECTION 6. COVENANTS OF BUYER, NEXTERA AND HOLDINGS.................................35

        6.1. CONSUMMATION OF AGREEMENT......................................................35
        6.2. 1997 BONUS POOL................................................................35
        6.3. OPTION POOL....................................................................35
        6.4. HOLDINGS CLASS A UNITS.........................................................35
        HOLDINGS AGREES THAT, IN CONNECTION WITH, AND PURSUANT TO THE TERMS AND CONDITIONS
OF, THE EMPLOYMENT AGREEMENTS TO BE ENTERED INTO BY EACH MEMBER AND BUYER AS CONTEMPLATED BY
SECTION 7.1(J), IT SHALL ISSUE CLASS A COMMON UNITS OF HOLDINGS ("HOLDINGS CLASS A UNITS")
PURSUANT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF NEXTERA ENTERPRISES HOLDINGS, L.L.C.
DATED AS OF APRIL 9, 1997 (THE "HOLDINGS OPERATING AGREEMENT"), IN THE AMOUNTS SET FORTH
OPPOSITE THE NAMES OF THE MEMBERS ON EXHIBIT A-2.  THE VALUE OF A HOLDINGS CLASS A UNIT AS
OF THE DATE HEREOF IS $0.10 PER UNIT........................................................36
        6.5. BOOKS AND RECORDS; TAX MATTERS.................................................36

        SECTION 7. CONDITIONS...............................................................36

        7.1. CONDITIONS TO THE OBLIGATIONS OF BUYER, NEXTERA AND HOLDINGS...................36
        7.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE MEMBERS.......................39

        SECTION 8. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED..............................40

        8.1. TERMINATION....................................................................40
        8.2. EFFECT OF TERMINATION..........................................................40

        SECTION 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.............................40

        9.1. SURVIVAL OF WARRANTIES.........................................................40
        9.2. RELEASE........................................................................41

        SECTION 10. INDEMNIFICATION.........................................................42

        10.1. INDEMNIFICATION BY THE MEMBERS................................................42
        10.2. LIMITATIONS ON INDEMNIFICATION BY THE MEMBERS.................................44
        10.3. INDEMNIFICATION BY NEXTERA....................................................44
        10.4. LIMITATION ON INDEMNIFICATION BY NEXTERA......................................45
        10.5. NOTICE; DEFENSE OF CLAIMS.....................................................45
        10.6. SATISFACTION OF MEMBER INDEMNIFICATION OBLIGATIONS............................46

        SECTION 11. MISCELLANEOUS...........................................................46

        11.1. FEES AND EXPENSES.............................................................46
        11.2. GOVERNING LAW.................................................................46
        11.3. NOTICES.......................................................................46
        11.4. ENTIRE AGREEMENT..............................................................48
        11.5. ASSIGNABILITY; BINDING EFFECT.................................................48
        11.6. CAPTIONS AND GENDER...........................................................49
        11.7. EXECUTION IN COUNTERPARTS.....................................................49
        11.8. AMENDMENTS....................................................................49
        11.9. PUBLICITY AND DISCLOSURES.....................................................49
        11.10. SPECIFIC PERFORMANCE.........................................................49

                               PURCHASE AGREEMENT

        This Purchase Agreement (the "Agreement") is entered into as of January 5, 1998 by and among SGM Consulting, L.L.C., a Delaware limited liability company ("Buyer"), Nextera Enterprises, L.L.C., a Delaware limited liability company and the controlling member of Buyer ("Nextera"), Nextera Enterprises Holdings, L.L.C., a Delaware limited liability company and the controlling member of Nextera ("Holdings"), SiGMA Consulting, LLC, a New York limited liability company (the "Company"), and the holders of the Company's membership interests listed on Exhibit A-1 (herein collectively referred to as the "Members" and individually as a "Member").

                               W I T N E S S E T H

        WHEREAS, the Members own of record and beneficially all of the issued and outstanding membership interests of the Company, consisting of 88,137 ownership units (said units referred to herein as the "Shares");

        WHEREAS, the Company and the Members desire to sell to Buyer certain assets of the Company as listed on Exhibit B hereto (the "Purchased Assets"), and Buyer desires to acquire the Purchased Assets upon the terms and subject to the conditions of this Agreement;

        WHEREAS, immediately following the purchase and sale of the Purchased Assets the Members desire to contribute all of the Shares to Buyer in return for membership interests in Nextera;

        WHEREAS, Nextera as the controlling member of Buyer, desires to issue membership interests pursuant to, and subject to the terms and conditions of, this Agreement; and

        WHEREAS, Holdings, as the controlling member of Nextera, desires to issue membership interests pursuant to, and subject to the terms and conditions of, employment agreements to be entered into by the Members and Buyer, as further specified herein.

        NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. SALE OF THE COMPANY'S ASSETS, TRANSFER OF THE MEMBERS' SHARES AND PURCHASE PRICE.

        1.1.   Sale of Assets.

               (a) Transfer of Assets. Upon the terms and subject to the conditions contained herein, at the Closing (as hereinafter defined), the Company shall sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from the Company, the Purchased Assets.

               (b) Purchase Price of Assets and Payment Therefor. In consideration of the sale, transfer, assignment, conveyance and delivery by the Company to Buyer of the Purchased Assets and in reliance upon the representations and warranties of the Company and the

Members herein contained and made at the Closing and subject to the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing, it will (a) deliver to the Company the aggregate amount of $7,650,000 in cash, subject to reduction as provided in Section 1.8 (together with the Holdback Amount and the Escrowed Cash as defined below, "the Asset Purchase Price") (the cash payment to be made by bank cashier's check in Boston Clearing House Funds or by wire transfer of immediately available funds), (b) deposit into an interest bearing account One Million Five Hundred Thousand Dollars ($1,500,000) (such amount, the "Holdback Amount") to be held and distributed pursuant to
Section 1.7 hereof and (c) deliver to the Escrow Agent Eight Hundred Fifty Thousand Dollars ($850,000) in cash (the "Escrowed Cash") to be held by the Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement to be executed substantially in the form attached hereto as Exhibit C. The Asset Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Internal Revenue Code and regulations thereunder. Exhibit B attached hereto sets forth the amount of the Asset Purchase Price allocable to the various Purchased Assets. Buyer and the Company each agree to prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisitions Statements Under Section 1060" consistent with Exhibit B.

               (c) Distribution to Members. Immediately upon receipt of the funds representing the Asset Purchase Price, the Company shall distribute such funds not subject to the Holdback Amount or the Escrowed Cash to its Members in accordance with the Operating Agreement of SiGMA Consulting, LLC dated January 31, 1997, as amended (the "Company Operating Agreement").

                      1.2.   Contribution of Company Shares.

               (a) Transfer of Shares. At the Closing, but subsequent to the sale of the Purchased Assets as described in Section 1.1, each Member shall deliver or cause to be delivered to Buyer all of the assignments duly executed in blank (or the equivalent), to effect a valid transfer of Shares owned by such Member, as set forth on Exhibit A-1, free and clear of any and all liens, encumbrances, charges or claims. In addition, the Company and each Member shall execute and deliver to Buyer a consent and waiver in the form attached hereto as Exhibit D to the sale and transfer to Buyer of Shares owned by the other Members pursuant to the Company Operating Agreement.

               (b) Contribution of Shares and Exchange of Nextera Interest. In return for the contribution from the Members to Buyer of the Shares and in reliance upon the representations and warranties of the Company and the Members herein contained and made at the Closing and subject to the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing, it will
(a) deliver to the Members, 469,000 Class A Common Units of Nextera ("Nextera Class A Units") issued pursuant to the Limited Liability Company Agreement of Nextera Enterprises, L.L.C. dated as of April 9, 1997 (the "Nextera Operating Agreement"), which shall be distributed in the amounts set forth opposite the name of each Member on Exhibit A-1, and (b) deliver to the Escrow Agent 200,000 Nextera Class A Units (the "Escrowed Units," together with the Escrowed Cash, the "Escrow Deposit") to be held by the Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement to be executed substantially in the form attached hereto as Exhibit C. The Members acknowledge that the value of the Nextera Class A Common Units is $2.50 per unit.

               1.3.   Time and Place of Closing.

          The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at a mutually agreeable location on January 5, 1998 or at such other date as may be mutually agreed upon by the parties.

               1.4.   Further Assurances.

          The Members from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Shares and all rights thereto, and to fully implement the provisions of this Agreement.

               1.5.   Transfer Taxes.

          All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Purchased Assets and/or Shares under this Agreement, if any, will be borne and paid by the Company.

               1.6.   Excluded Interests.

          It is the understanding of Buyer and Nextera that the Company prior to the date hereof had held equity interests in New Med Corporation, Screening Technologies, Inc. and ReCall Services, Inc. (such equity interests, together with the contracts and agreements between the Company and such entities, hereinafter referred to collectively as the "Excluded Interests"). Prior to the Closing, all Excluded Interests and all related contracts and agreements will be transferred by the Company to an entity to be formed by the Company (the "Excluded Entity"). Notwithstanding the purchase by Buyer of the Purchased Assets and the Shares, the Company and the Members acknowledge and agree that Buyer and Nextera will not acquire any assets or assume any liabilities (hereinafter referred to as the "Excluded Liabilities") of the Company or of the Members associated with or related to the Excluded Interests, including, without limitation, any liabilities or obligations relating to work performed or to be performed by the Company. The Members further represent and warrant (i) that the sole purpose of the Excluded Entity is and shall continue to be holding the Excluded Interests and to complete existing obligations related to work performed for the Excluded Interests, (ii) that the Members will not devote any time to the Excluded Entity other than Michael Martindale who may serve in a passive oversight role as a director of the Excluded Entity, and (iii) that the Excluded Entity will not compete directly or indirectly with the business of Buyer or Nextera.

               1.7.   Holdback Amount.

               (a) Schedule of 1997 Revenue. As soon as practicable following completion of the audit of the Company's financial statements for the fiscal year ending December 31, 1997 ("Fiscal 1997"), the Company shall prepare, in accordance with generally accepted accounting principles, consistent with those used in the preparation of the Company's Financial Statements (as hereinafter defined), a schedule of the Company's revenue for Fiscal 1997 (the "Revenue Schedule") which shall include revenues generated from the Excluded Interests. The aggregate Company revenues shown on the Revenue Schedule shall be the "1997 Revenue." The Revenue Schedule shall be itemized by customer and otherwise be in reasonably sufficient detail to identify and analyze the Company services provided to generate the revenues. The Company shall deliver the Revenue Schedule to Buyer and the Members promptly following its completion.

               (b) Distribution of Holdback Amount. In the event that the 1997 Revenue exceeds Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000) (the "Base Amount"), Buyer shall pay to the Members from the Holdback Amount an aggregate amount equal to (i) Two Dollars ($2.00), multiplied by (ii) the amount by which 1997 Revenue exceeds the Base Amount, together with the interest earned on such amount from the Closing. Any such amounts paid to the Members shall be allocated among the Members in accordance with their respective interest in the Holdback Amount as shown on Exhibit A-1 hereto. In no event shall any amounts payable to the Members under this Section 1.7 exceed the Holdback Amount, plus interest earned thereon. The amount of the Holdback Amount not so allocated to the Members, together with interest earned thereon from the Closing, shall be retained by Buyer. If the 1997 Revenue is less than or equal to the Base Amount, the Company shall retain the entire Holdback Amount, together with interest earned thereon.

               (c) Disputes. If Nextera or the Members shall disagree with the amount of 1997 Revenues shown on the Revenue Schedule, it shall notify the other in writing of such disagreement within fifteen (15) business days of its receipt of the Revenue Schedule. If no notice of disagreement is so provided, the Holdback Amount shall be distributed in accordance with Section 1.7(b) above. If a disagreement exists, Nextera and the Members shall use their best efforts for a period of thirty days following the notice of disagreement to resolve any disagreement. If at the end of such period, Nextera and the Members are unable to resolve the disagreement, a mutually agreed upon independent public accounting firm (the "Arbitrator") shall be retained to make a final and binding determination of 1997 Revenue. The fees and expenses of the Arbitrator shall be borne equally by Nextera and the Members.

               1.8. Working Capital. The amount of the cash payments to be made by Buyer to the Company for the Purchased Assets at the Closing is premised upon the Company having at least One Million Two Hundred Thousand Dollars ($1,200,000) of working capital, determined in accordance with generally accepted accounting principles, at the Closing, taking into account all fees and expenses of the Company related to the transactions contemplated by this Agreement, accruals for year-end bonuses to the Members and accruals related to amounts to be paid pursuant to Section 6.2 hereof and without taking into account items related to the Excluded Investments (such amount being the "Closing Working Capital"). No later than two business days prior to the Closing, the Company shall advise Buyer and Nextera of its estimate of Closing Working Capital. Without limiting other rights that Buyer and Nextera may have under this Agreement, if the amount so estimated is less than One Million Two

Hundred Thousand ($1,200,000), the cash payment to the Company for the Purchased Assets at Closing shall be reduced by the amount of such shortfall. If the Closing Working Capital is One Million Two Hundred Thousand Dollars ($1,200,000) or more, such excess shall become an account payable by the Buyer to the Members, pro rata among the Members based on their respective ownership interest in the Company as set forth in Exhibit A-1 (the "Working Capital Payable"). Such account payable shall be made, without interest, at such time as payment can be funded from the Company's operations without borrowing under the Company's line of credit as determined in good faith by Nextera's Board of Directors and in no event shall payment be made later than June 30, 1998. Within thirty (30) days following the Closing, the Company shall determine the actual Closing Working Capital and promptly notify Buyer, Nextera and the Members of such amount. If such actual Closing Working Capital would have resulted in a different cash payment to the Company for the Purchased Assets at the Closing or a different account payable to the Members, Nextera and the Members shall reconcile the payment discrepancy unless either Nextera or the Members disputes the determination of actual Closing Working Capital. All such disputes shall be governed by the same procedures as set forth in Section 1.7(c).

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS.

          2.1. Making of Representations and Warranties. As a material inducement to Buyer, Nextera and Holdings to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Members jointly and severally hereby make to Buyer, Nextera and Holdings the representations and warranties contained in this Section 2; provided, however, that no Member shall have any right of indemnity or contribution from the Company with respect to any breach of representation or warranty hereunder.

          2.2. Organization and Qualifications of the Company. The Company is a limited liability company organized, validly existing and in good standing under the laws of the State of New York with full limited liability company power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company Operating Agreement, heretofore delivered to Buyer's counsel, are complete and correct, and, except as set forth in Schedule 2.2, no amendments thereto are pending. The Company is not in violation of any term of the Company Operating Agreement. The Company is duly qualified to do business in New York and, except as set forth in Schedule 2.2, it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which failure to be so licensed or qualified would have a material adverse effect on the Company.

          2.3. Membership Interests of the Company; Beneficial Ownership. The Shares (i) have been duly issued under the Company Operating Agreement, (ii) represent all of the issued and outstanding membership interests in the Company, and (iii) are owned of record by the Members as set forth on Exhibit A-1 hereto. The Shares are not certificated securities. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional membership interests of any class of the Company. None of the Company's membership interests have been issued in violation of any federal or state law. Other than as provided in the Company Operating Agreement, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Shares to which the Company or any of the Members is a party.

          2.4. No Subsidiaries. The Company has no subsidiaries or, other than the Excluded Interests, investments in any other corporation or business organization.

          2.5. Authority of the Company. The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company or the Members is required in connection therewith.

          This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the Company Operating Agreement;

                    (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                    (iii) except as set forth in Schedule 2.5, does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the Shares.

          2.6. Real and Personal Property.

               (a) Real Property. The Company does not own any real property. All of the real property leased by the Company is identified on Schedule 2.6(a) (herein referred to as the "Leased Real Property").

                    (i) Leases. All leases of Leased Real Property are identified on Schedule 2.6(a), and true and complete copies thereof have been delivered to Nextera. Each of said leases has been duly authorized and executed by the parties and is in full force and effect and binding and enforceable against the parties thereto. The Company is not in default under any of said leases, nor to the knowledge of the Company has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                    (ii) Consents. Except as set forth in Schedule 2.6(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property or, to the Company's knowledge, from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company or the Members will obtain or complete them before the Closing.

                    (iii) Condition of Leased Real Property. Except as set forth in Schedule 2.6(a), to the knowledge of the Company and the Members
          (1) there are no material defects in the physical condition of any portion of the Leased Real Property and (2) all such Leased Real Property is in good operating condition and repair, has been well maintained.

                    (iv) Compliance with the Law. The Company has not received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to the Leased Real Property that has not been heretofore corrected. The Company has not received any notice of any real estate tax deficiency or assessment and is not aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

               (b) Personal Property. A list of the machinery and equipment of the Company is contained in Schedule 2.6(b) hereto. Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), the Company owns all of its personal property free of all liens and claims. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the

Base Balance Sheet. The personal property listed in Schedule 2.6(b) reflects all material personal property of the Company. Except as otherwise specified in
Schedule 2.6(b) hereto, all leasehold improvements, furnishings, machinery and equipment of the Company presently necessary to the conduct of the business of the Company as such business is currently being conducted are in good repair, have been well maintained, and comply in all material respects with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order. Neither the Company nor any of the Members has received notice of any such law, ordinance or regulation which could adversely affect the Company or its business.

          2.7. Financial Statements.

               (a) The Company has delivered to Nextera the following financial statements, copies of which are attached hereto as Schedule 2.7: balance sheets of the Company for its fiscal years ended December 31, 1995 and 1996 and statements of income, retained earnings and cash flows for the years then ended (with the exception of a statement of cash flow for the year ended December 31, 1995), and a balance sheet of the Company for the interim period ended September 30, 1997 and a statement of income, retained earnings and cash flows for the nine months then ended (the "Financial Statements"). The September 30, 1997 balance sheet is hereinafter referred to as the "Base Balance Sheet." The Financial Statements, have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, and said Financial Statements, present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby, and all other unaudited financial information provided by the Company to Nextera since the date of the Base Balance Sheet presents fairly and completely in all material respects the information purported to be shown thereon.

               (b) As of the date of the Base Balance Sheet, the Company did not have any liabilities of any nature, whether accrued, absolute or contingent (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Base Balance Sheet), except liabilities stated or adequately reserved against on the Base Balance Sheet.

               (c) The projected operating results for fiscal year 1997 and the Company's fiscal year 1998 operating budget which have previously been supplied by the Company to Nextera have been prepared in good faith on the basis of assumptions by the Company which the Company believed were reasonable at the time of the preparation of such projections. It being recognized, however, without affecting or limiting any other representation or warranty in this Agreement, that such projections do not constitute any warranty as to the Company's future performance and that some assumptions may not materialize and unanticipated events and circumstances may occur subsequent to the date hereof and that therefore actual results may vary materially from projected results and such variations may be adverse.

               (d) Except as set forth on Schedule 2.7, as of the date hereof and as of the Closing, the Company has not had and will not have any liabilities of any nature, whether accrued, absolute or contingent (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, or (ii) incurred in the ordinary course of business of the Company consistent with the terms of this Agreement.

          2.8. Taxes.

               (a) As used in this Section 2.8, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, VAT, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

               (b) Except as otherwise set forth on Schedule 2.8, all returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "Tax Returns") required to be filed by the Company have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct, and complete in all material respects.

               (c) Except as otherwise set forth on Schedule 2.8, the Company and each of the Members has timely paid all Taxes due from it or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

               (d) There are no liens for Taxes upon any of the assets of the Company, except liens for taxes not yet due and payable.

               (e) No Tax Returns of the Company have been examined by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against the Company that has not been resolved and paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the

Company (including the time for filing of Tax Returns or paying Taxes) and the Company has no pending requests for any such waivers, extensions, or comparable consents.

               (f) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of the Company, and the Company has not received written notice of any pending audits or proceedings.

               (g) The Company has established adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet due and payable, which reserves are set forth in Schedule 2.8.

               (h) The Company uses the cash method of accounting for income tax purposes and has not made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a material adverse effect on the Company.

               (i) Except as otherwise set forth on Schedule 2.8, the Company and each Member has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any applicable state and foreign laws) and has, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld.

               (j) The Company is not a party to and is not bound by or has any obligation under any Tax sharing allocation or indemnity agreement or similar contract or arrangement.

               (k) The Company is, and has been at all times since its formation, properly characterized as a partnership for federal and applicable state and local income tax purposes.

               (l) No power of attorney granted by the Company with respect to any Taxes is currently in force.

               (m) Other than its own operating agreement, the Company is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

               (n) Except as otherwise set forth in Schedule 2.8, there is no expectation that any taxing authority may claim or assess any additional Taxes payable by the Company for any period ending on or prior to the Closing Date and there are no facts of which the Company or the Members are aware which would constitute grounds for the assessment of any Taxes payable by the Company for any period ending on or prior to the Closing Date.

               (o) Schedule 2.8 sets forth each state, local and foreign jurisdiction in which the Company is required, or has been at any time required, to file or be included in a Tax Return. No written claim has ever been received by the Company from a taxing authority in a jurisdiction where the Company does not pay Taxes or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction, and, to the knowledge of the Company, no such claim has been threatened by a taxing authority.

               (p) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code.

               (q) The Company has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

               (r) No property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code.

               (s) The Company has not entered into any installment sale contract pursuant to Section 453 of the Code whereby the installments have not been fully collected, nor has the Company entered into an interest rate swap, currency swap, or similar transaction.

               (t) The Company is not subject to liability as a transferee pursuant to Code Section 6901 et seq or otherwise, nor will Buyer or Nextera be subject to such liability as a direct or indirect result of Buyer's acquisition of the Shares.

               (u) Neither the Company nor any Member has received a notice of tax lien with respect to a Member's share of the Company's assets or profits.

               (v) The net benefits to the direct and indirect members of Buyer (other than the Members) resulting from the tax basis of all assets acquired pursuant to this Agreement will not be less than the benefits associated with Buyer obtaining a cost basis for the Purchased Assets as set forth on Exhibit B hereto and a carryover basis for other acquired assets, provided Buyer and its said members shall not voluntarily adopt a reporting position inconsistent with the foregoing.

          2.9. Accounts Receivable. All of the accounts receivable of the Company shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no set off or counterclaim. All unbilled revenue recognized and not yet billed to clients shown on the Base Balance Sheet or existing at the date hereof has been recorded using the percentage of completion method and are or will be valid and enforceable claims, fully collectible and subject to no set off or counterclaim. Except as set forth on Schedule 2.9, the Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any Member, director, officer or employee of the Company.

          2.10. Absence of Certain Changes. Except as disclosed in Schedule 2.10 attached hereto, since September 30, 1997 there has not been:

               (a) Any change in the business, properties, assets, results of operations, financial condition, liabilities, or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company;

               (b) Any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

               (c) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the date of the Closing;

               (d) Any obligation or liability of any nature, whether accrued, absolute or contingent (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

               (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

               (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

               (g) Except for the transfer of the Excluded Interests to the Excluded Entity and the distribution of the equity interests in the Excluded Entity to the Members, any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the membership interests of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its membership interests;

               (h) Any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

               (i) Any change with respect to the officers or management of the Company;

               (j) Any payment or discharge of a material lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

               (k) Any obligation or liability incurred by the Company to any of its officers, directors, Members or employees, or any loans or advances made by the Company to any of its officers, directors, Members or employees, except normal compensation and expense allowances and advances payable to officers or employees;

               (l) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

               (m) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

               (n) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (m) above.

          2.11. Ordinary Course. Since September 30, 1997, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

          2.12. Banking Relations. All of the arrangements which the Company has with any banking institution are completely and accurately described in Schedule
2.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

          2.13. Intellectual Property.

               (a) Except as described in Schedule 2.13, the Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated and all of the rights of the Company in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or, to the knowledge of the Company or any of the Members, are pending or threatened, which challenge the rights of the Company in respect thereof. The Company has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

               (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used or to be used by the Company in its business as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of the Company, are listed in Schedule 2.13. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

               (c) All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in Schedule 2.13. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.13, all of the rights of the Company thereunder are freely assignable. To the knowledge of Company, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Nextera.

               (d) All licenses or other agreements under which the Company has granted rights to others in Intellectual Property owned or licensed by the Company are listed in Schedule 2.13. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.13, all of the rights of Company thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Nextera.

               (e) The Company has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its products, services and technology. The Company has required all professional and technical employees and other employees having access to valuable non-public information of Company, to execute agreements under which such employees are required to convey to the Company ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of Company. The Company has not made any such information available to any person other than employees of Company except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no knowledge of any infringement by others of any Intellectual Property rights of the Company.

               (f) To the knowledge of the Company and each of the Members, the present and contemplated business, activities and products of the Company do not infringe any Intellectual Property of any other person. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or, to the knowledge of the Company or any of the Members, is threatened to be filed. To the Company's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company. The Company is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of Company. Except as set forth in Schedule 2.13, neither the Company nor, to the knowledge of the Company and the Members, any of the Company's employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of the Company's employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

          2.14. Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.14 (true and complete copies of which have been delivered to Nextera), the Company is not a party to or subject to:

               (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

               (b) any employment contract or contract for services which requires the payment of more than $25,000 annually or which is not terminable within 30 days by the Company without liability for any penalty or severance payment;

               (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $25,000 each;

               (d) any contract or agreement with a client or customer of the Company providing for an aggregate payment by such client or customer of more than $25,000;

               (e) any other contracts or agreements creating any obligations of the Company of $25,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

               (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               (g) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one year after the date hereof;

               (h) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

               (i) any contract with any sales agent or distributor of products of the Company;

               (j) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

               (k) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of business;

               (l) any license agreement (as licensor or licensee);

               (m) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

               (n) any contract or agreement with any officer, employee, director or Member of the Company or with any persons or organizations controlled by or affiliated with any of them.

          The Company is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

          2.15. Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company or any of the Members, threatened against the Company or its affiliates. There have been no claims made or threatened by a client or customer of the Company nor, to the knowledge of the Company or any of the Members, are there any such claims that may be asserted.

          2.16. Compliance with Laws. The Company is in compliance with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or to the conduct of its business, except where noncompliance with such statute, ordinance, order, judgment, decree, rule or regulation would not have a material adverse effect on the Company, and the Company has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

          2.17. Insurance. The physical properties, assets and business of the Company are insured to the extent disclosed in Schedule 2.17 attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company and is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party.

          2.18. Warranty or Other Claims. There are no existing or threatened product or service liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company for products or services which are defective or fail to meet any product or service warranties. No claim has been asserted against the Company for renegotiation or price redetermination of any business transaction, and to the knowledge of the Company and each of the Members there are no facts upon which any such claim could be based.

          2.19. Powers of Attorney. Neither the Company or any of the Members has any outstanding power of attorney with respect to or affecting any transaction contemplated by this Agreement.

          2.20. Finder's Fee. The Company has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, other than fees to Hambrecht & Quist which shall be paid by the Members.

          2.21. Permits: Burdensome Agreements. Schedule 2.21 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company to conduct its business. The Company has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in Schedule 2.21 or in any other Schedule hereto, the Company is not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

          2.22. Company Records; Copies of Documents. The record books of the Company accurately record all action taken by its Members and Management Committee and committees. The copies of the records of the Company, as made available to Nextera for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Nextera and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Nextera pursuant to this Agreement.

          2.23. Transactions with Interested Persons. Neither the Company, any of its Subsidiaries, any Member, officer, supervisory employee or director of the Company or any of its Subsidiaries owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company or any of its Subsidiaries, or any organization which has a material contract or arrangement with the Company or any of its Subsidiaries.

          2.24. Employee Benefit Programs.

                (a) Schedule 2.24 lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company at any time during the three-year period ending on the date of the Closing.

                (b) Each Employee Program which has ever been maintained by the Company and which has at any time been intended to qualify under Section 401(a) of the Code, and each associated trust which at any time has been intended to be exempt from taxation pursuant to Section 501(a) of the Code is the subject of a favorable determination, opinion or approval letter from the Internal Revenue Service ("IRS") regarding its qualification or exemption from taxation, as applicable, under such section and has, in fact, been qualified or tax exempt, as applicable, under the applicable section of the Code for all periods for which the applicable statute of limitations has not expired through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                (c) The Company does not know and has no reason to know, of any failure of any party to comply in any material respect with any laws applicable to the Employee Programs that have been maintained by the Company. With respect to any Employee Program ever maintained by the Company for all periods for which the applicable statute of limitations has not expired, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or any material violation of, or material breach of any duty under, ERISA or other applicable law (including, without limitation, any health care continuation requirements (under part 6 of subtitle B of Title I or ERISA, or otherwise) or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company, Buyer or Nextera. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Program.

                (d) Neither the Company nor any Affiliate (as defined below) has ever (i) maintained any Employee Program which has been subject to Title IV of ERISA; (ii) maintained any Multiemployer Plan (as defined below); or (iii) provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or benefits that continue for a brief period of time after termination of employment, for example for the balance of the month in which an employee terminates, or has ever promised to provide such post-termination benefits).

                (e) With respect to each Employee Program maintained by the Company within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Nextera: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended;
(ii) the most recent IRS determination, opinion or approval letter with respect to such Employee Program under Code Sections 401 and 501(a), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                (f) Neither the Company nor any Affiliate has any announced plan or legally binding commitment to create any additional Employee Program which is intended to cover employees or former employees of the Company or any Affiliate (with respect to their relationship with such entities) or to amend or modify any existing Employee Program which covers or has covered employees or former employees of the Company or any Affiliate (with respect to their relationship with such entities).]

                (g) Each Employee Plan listed on Schedule 2.24 may be amended, terminated, modified or otherwise revised prospectively by the Company including the elimination of any and all future benefit accruals under any Employee Plan.

                (h) No event has occurred in connection with which the Company, any Affiliate or any Employee Program, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Programs or (B) pursuant to any obligation of the Company or any Affiliate to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Programs.

                (i) Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Program (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                (j) Each Employee Program and related trust agreement or other funding instrument, as applicable, which covers or has covered employees or former employees of the Company or any Affiliate (with respect to their relationship with such entities) is legally valid and binding and in full force and effect.

                (k) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any Affiliate (with respect to its relationship with such entities) that, individually or collectively, provides for the payment by the Company or any Affiliate of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or
(ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                (l) All contributions required to be made by the Company or any Affiliate with respect to any Employee Program due as of any date through and including the Closing Date have been made when due.

                (m) For purposes of this section:

                    (i) "Employee Program" means (A) any employee benefit plan within the meaning of ERISA Section 3(3), including, but not limited to, any multiple employer welfare arrangement (within the meaning of ERISA Section 3(4)), plan to which more than one unaffiliated employer contributes and any employee benefit plan (such as a foreign or excess benefit plan) which is not subject to ERISA; and (B) any employment, consulting, severance or other similar contract, arrangement or policy, any stock option plan, bonus or incentive award plan, deferred compensation agreement, supplemental income arrangement, vacation plan, any employee benefit arrangement described in Code Section 501(c)(9), and any other employee benefit plan, agreement, and arrangement not described in (A) above. In the case of an Employee Program funded through a trust described in Code Section 501(a), each reference to such Employee Program shall include a reference to such trust.

                    (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                    (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company or any of its Subsidiaries for purposes of ERISA Section 302(d)(8)(C).

                    (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements as defined in Section 3(37) of ERISA.

          2.25. Environmental Matters.

                (a) (i) The Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);
(ii) to the knowledge of the Company and each of the Members, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of the Company and each of the Members, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) to the knowledge of the Company and each of the Members, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

                (b) (i) To the knowledge of the Company and each of the Members, the Company has no liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) to the knowledge of the Company and each of the Members, the Company, any property owned, operated, leased, or used by any of it, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law;

and (iv) the Company has no reason to believe that any of the items enumerated in clause of this subsection will be forthcoming.

                (c) To the knowledge of the Company and each of the Members, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs; or any urea formaldehyde foam insulation.

                (d) The Company has provided to Nextera copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company or any of its Subsidiaries, whether generated by the Company or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                (e) For purposes of this Section 2.25, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

          2.26. List of Management Committee. Schedule 2.26 hereto contains a true and complete list of all current members of the Management Committee of the Company. In addition, Schedule 2.26 hereto contains a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive compensation from the Company for the fiscal year ending December 31, 1997, in excess of $20,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

          2.27. Backlog. As of the date hereof, the Company has a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by the Company, as set forth in Schedule 2.27.

          2.28. Employees; Labor Matters. The Company employs a total of approximately forty-two (42) full-time employees and one (1) part-time employee. Except as set forth in Schedule 2.28(a), neither the Company nor any Member has received any notice that any employee intends to terminate his or her employment with the Company following the Closing. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, none of the Company, Buyer or Holdings will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in Schedule 2.28(b). The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company. No question concerning union representation exists respecting any employees of the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on the Company or the conduct of its business, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

          2.29. Customers, Distributors and Suppliers. Schedule 2.29(a) sets forth any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which will account for more than $50,000 in revenue for the Company for the twelve months ending December 31, 1997 (collectively, the "Customers and Distributors"). Schedule 2.29(b) lists all of the suppliers of the Company to whom during the fiscal year ending December 31, 1997 the Company will make payments aggregating $50,000 or more showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). The relationships of the Company with its Customers, Distributors and Suppliers are good commercial working relationships. No Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated (other than in accordance with the terms of a valid contract) its relationship with the Company, or has during the last twelve months decreased materially its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company, nor to the knowledge of Company, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

          2.30. Equity Repurchase. Other than as set forth in Schedule 2.30, the Company has not redeemed or repurchased any of its membership interests. The Company has no remaining obligations or liabilities, whether absolute, contingent or otherwise, related to or arising out of any such redemption or repurchase of its membership interests.

          2.31. Disclosure. The representations, warranties and statements contained in this Agreement and in the exhibits and schedules hereto do not contain any untrue statement of a material fact, and, when taken together, to the Company's knowledge do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the Company's knowledge, there are no facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of the Company which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Company operates.

          2.32. Assets. Except as set forth on Schedule 2.32, the Company has and will transfer good and marketable fee simple title to the Purchased Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good title to all of the Purchased Assets free of any claim, lien, pledge, option charge, security interest, deed of trust, mortgage, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law.


          2.33. No Additional Representations and Warranties. Except as set forth in this Agreement, the Company and the Members make no other representations and warranties.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS.

          As a material inducement to Buyer, Nextera and Holdings to enter into this Agreement and consummate the transactions contemplated hereby, each Member hereby severally, but not jointly, makes to Buyer, Nextera and Holdings each of the representations and warranties set forth in this Section 3 with respect to such Member. No Member shall have any right of indemnity or contribution from the Company with respect to the breach of any representation or warranty hereunder.

          3.1. Ownership of Shares. Such Member owns of record and beneficially the number of the Shares set forth opposite such Member's name in Exhibit A-1. Such Shares are, and when delivered by such Member to Buyer pursuant to this Agreement will be, free and clear of any and all liens, encumbrances, charges or claims.

          3.2. Authority. Such Member has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Member pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Member pursuant to this Agreement constitutes a valid and binding obligation of such Member, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and such Member has full power and authority to transfer, sell and deliver the Shares to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of any laws of the United States or any state or other jurisdiction applicable to such Member, or require such Member to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                    (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Member is a party or by which the property of such Member is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or on Shares owned by such Member.

          3.3. Finder's Fee. Such Member has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

          3.4. Agreements. Other than as set forth on Schedule 3.4, each such Member is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company, other than any such agreement that may be entered into in connection with such Member's employment by the Company. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Member is a party relating to the business of the Company or to such Member's rights and obligations as a Member, director or officer of the Company. Except as set forth on Schedule 3.4, such Member does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a contract or arrangement with the Company.

          3.5. Experience; Accredited Investor. Such Member has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer, Nextera and Holdings so that it is capable of evaluating the merits and risks of acquiring the Nextera Class A Units as partial consideration for sale of the Shares and Holdings Class A Units (as hereinafter defined) pursuant to his employment agreement as provided in Sections 6.4 and 7.1(j) and has the capacity to protect its own interests. Such Member must bear the economic risk of holding the Nextera Class A Units and Holdings Class A Units indefinitely unless such securities are registered pursuant to the Securities Act, or an exemption from registration is available for the disposition thereof. Such Member understands that there is no assurance that any exemption from registration under the Securities Act will be available. Member is an "accredited investor" as defined in Rule 501 under the Securities Act.

          3.6. Investment. Such Member is acquiring the Nextera Class A Units and Holdings Class A Units for such Member's own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Nextera Class A Units and Holdings Class A Units acquired have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Member's representations as express herein.

          3.7. No Public Market. Purchaser understands that no public market now exists for any of the securities issued by Nextera or Holdings and that neither Nextera nor Holdings has made any assurances that a public market will ever exist for such securities.

          3.8. Access to Data. Such Member has received and read the Nextera Operating Agreement, Holdings Operating Agreement, Nextera business plan and financial statements and has had an opportunity to discuss Nextera's business, management and financial affairs with its management. Such Member has also had an opportunity to ask questions of and receive answers from officers of Nextera regarding the terms and conditions of acquiring the Nextera Class A Units and Holdings Class A Units, which questions were answered to such Member's satisfaction.

          3.9. Residence. The residence of the Member in which its investment decision was made is located at the address of the Member set forth on the signature page hereto.

SECTION 4. COVENANTS OF THE COMPANY AND THE MEMBERS.

          4.1. Making of Covenants and Agreements. The Members jointly and severally hereby make the covenants and agreements set forth in this Section 4 and the Members agree to cause the Company to comply with such agreements and covenants. No Member shall have any right of indemnity or contribution from the Company with respect to the breach of any covenant or agreement hereunder.

          4.2. Conduct of Business. Between the date of this Agreement and the date of the Closing, the Company will:

                (a) Use reasonable efforts to conduct its business only in the ordinary course consistent with past operations and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

                (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the Excluded Interests or the ordinary course of business, from purchasing any capital asset costing more than $25,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

                (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

                (d) Except as expressly contemplated by this Agreement, refrain from making any change or incurring any obligation to make a change in the Company Operating Agreement or its outstanding membership interests other than accruing for the Working Capital Payable pursuant to Section 1.8 hereto;

                (e) Except as expressly contemplated by this Agreement, refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its membership interests or making any direct or indirect redemption, purchase or other acquisition of its membership interests other than accruing for the Working Capital Payable pursuant to Section 1.8 hereto;

                (f) Refrain from making any change in the compensation (whether salary or bonus) payable or to become payable to any of its employees and use all reasonable efforts in the ordinary course of business to maintain the Company's workforce at its current level and make no material adjustment in wages or hours of work, nor enter into any employment agreement, or adopt any new Employee Program or other benefit or severance plan or amend or otherwise modify any existing employment agreement, Employee Program or other benefit or severance plan except for the customary and usual year end employee raises to be awarded consistent with past practices and a bonus obligation to David Marshall in the approximate amount of $50,000;

                (g) Refrain from entering into any arrangement or amending any existing arrangement between the Company and any officer, director or Member (or any entity affiliated with such persons);

                (h) Refrain from prepaying any loans (if any) from its Members, officers or directors, borrowing any funds or making any other change in its borrowing arrangements;

                (i) Use its commercially reasonable efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

                (j) Use its commercially reasonable efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

                (k) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Schedule 2.19 hereto or equivalent insurance with any substitute insurers approved in writing by Nextera;

                (l) Maintain the working capital of the Company in the ordinary course of business at levels consistent with past operations;

                (m) Furnish Nextera with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company within fifteen (15) days after each month end for each month ending more than fifteen
(15) days before the Closing;

                (n) Permit Nextera and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Nextera or its authorized representatives such financial and other information with respect to its business or properties as Nextera may from time to time reasonably request provided that Nextera shall keep such information confidential in accordance with the terms of the Confidentiality and Non-Disclosure Agreement between the Company and Nextera dated August 4, 1997 (the "Confidentiality Agreement").

          4.3. Authorization from Others. Prior to the date of the Closing, the Members and the Company will use commercially reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Members and the Company of the transactions contemplated by this Agreement (including, without limitation, the consent of KIS Imaging Services, Inc., a Danka company, and confirmation of the outstanding balance from Manufacturers and Traders Trust Company).

          4.4. Notice of Default. Promptly upon the occurrence of, or promptly upon the Company or a Member becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default of any of the representations, warranties or covenants of the Company or the Members contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company shall give detailed written notice thereof to Nextera and the Company and the Members shall use their commercially reasonable efforts to prevent or promptly remedy the same.

          4.5. Consummation of Agreement. The Company and each of the Members shall use their commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its Members and Management Committee.

          4.6. Cooperation of the Company and Members. The Company and each of the Members shall cooperate with all reasonable requests of Nextera and Nextera's counsel in connection with the consummation of the transactions contemplated hereby.

          4.7. No Solicitation of Other Offers. Neither the Company, the Members, nor any of their officers, directors, agents, employees or representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information concerning the operations, properties or assets of the Company to, entertain or enter into any agreement or transaction with, any person, other than Nextera , relating to the possible acquisition of the Shares, the Company or any of its assets, except for the sale of assets in the ordinary course of business of the Company consistent with the terms of this Agreement. If such a proposal is received, the Company will promptly notify Nextera of the terms of such proposal and the identity of the party making the proposal.

          4.8. Tax Returns. The parties shall cooperate in all reasonable respects with each other to permit the Company in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company and shall cooperate with respect to all tax matters, including, but not limited to, any federal or state tax audit.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER, NEXTERA AND HOLDINGS.

          5.1. Making of Representations and Warranties. As a material inducement to the Company and the Members to enter into this Agreement and consummate the transactions contemplated hereby, each of Buyer, Nextera and Holdings hereby makes the representations and warranties to the Company and the Members contained in this Section 5.

          5.2. Organization. Each of Buyer, Nextera and Holdings is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware with full limited liability company to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

          5.3. Authority. Each of Buyer, Nextera and Holdings has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer, Nextera and Holdings pursuant to this Agreement and, subject to the representation of the Company and the Members in Section 2.2 hereto, to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer, Nextera and Holdings of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer, Nextera and Holdings and no other action on the part of Buyer, Nextera or Holdings is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer, Nextera and Holdings pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer, Nextera and Holdings, as applicable, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by Buyer, Nextera and Holdings of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the certificate of formation of Buyer, the Limited Liability Company Agreement of Buyer (the "Buyer Operating Agreement"), the certificate of formation of Nextera, the Nextera Operating Agreement, the certificate of formation of Holdings or the Holdings Operating Agreement;

                    (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer, Nextera or Holdings or require Buyer, Nextera or Holdings to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                    (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which Buyer, Nextera or Holdings is a party and which is material to the business and financial condition of Buyer, Nextera or Holdings on a consolidated basis.

          5.4. Litigation. There is no litigation pending or, to its knowledge, threatened against Buyer, Nextera or Holdings which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

          5.5. Finder's Fee. Neither Buyer, Nextera nor Holdings has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

          5.6. Available Funds. Nextera has sufficient capital available to consummate the transactions contemplated by this Agreement and is not relying on obtaining additional financing in connection with such transactions.

          5.7. Membership Interests of Nextera and Holdings. Schedule 5.7 sets forth all of the issued and outstanding membership interests of Nextera and Holdings. Except as set forth on Schedule 5.7, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance and sale of, or outstanding securities convertible into, any additional membership interests of any class of Nextera or Holdings. All of the Nextera Class A Units to be issued to the Members as partial consideration for sale of the Shares and all Holdings Class A Units (as hereinafter defined) to be issued pursuant to employment agreements as contemplated by Section 6.4 will be duly issued under the Nextera Operating Agreement and the Holdings Operating Agreement (as hereinafter defined), as applicable.

          5.8. Financial Statements.

               (a) Nextera has delivered to the Company the following financial statements, copies of which are attached hereto as Schedule 5.8: a balance sheet of Nextera and a statement of profit and loss of Nextera as of September 30, 1997 (the "Nextera Financial Statements"). The

September 30, 1997 balance sheet is hereinafter referred to as the "Nextera Balance Sheet." The Financial Statements, have been prepared in accordance with generally accepted accounting principles applied consistently during the period covered thereby, and said Financial Statements, present fairly in all material respects the financial condition of Nextera at the date of said statements and the results of its operations for the period covered thereby.

               (b) As of the date of the Nextera Balance Sheet, Nextera did not have any liabilities of any nature, whether accrued, absolute or contingent (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of Nextera or the conduct of its business prior to the date of the Nextera Balance Sheet), except liabilities stated or adequately reserved against on the Nextera Balance Sheet.

               (c) As of the date hereof and as of the Closing, Nextera has not had and will not have any liabilities of any nature, whether accrued, absolute or contingent (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Nextera or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Nextera Balance Sheet or the notes thereto, or (ii) incurred in the ordinary course of business of Nextera.

          5.9. Taxes.

               (a) As used in this Section 5.9, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, VAT, service, service use, ad valorem, transfer, franchise, profits, license, lease, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

               (b) All returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "Tax Returns") required to be filed by Nextera and Holdings have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct, and complete in all material respects.

               (c) Nextera and Holdings have timely paid all Taxes due from them or claimed to be due from then by any federal, state, local, foreign or other taxing authority.

               (d) There are no liens for Taxes upon any of the assets of Nextera or Holdings, except liens for taxes not yet due and payable.

               (e) No Tax Returns of Nextera or Holdings have been examined by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Nextera or Holdings that has not been resolved and paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Nextera (including the time for filing of Tax Returns or paying Taxes) and neither Nextera nor Holdings has pending requests for any such waivers, extensions, or comparable consents.

               (f) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Nextera or Holdings, and neither Nextera nor Holdings have received written notice of any pending audits or proceedings.

               (g) Nextera and Holdings have established adequate reserves in accordance with generally accepted accounting principles for all Taxes not yet due and payable, which reserves are set forth in Schedule 5.9.

               (h) Nextera and Holdings have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any applicable state and foreign laws) and has, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld.

               (i) Neither Nextera nor Holdings is a party to or is bound by or has any obligation under any Tax sharing allocation or indemnity agreement or similar contract or arrangement.

               (j) Nextera and Holdings are, and have been at all times since their formation, properly characterized as partnerships for federal and applicable state and local income tax purposes.

               (k) No power of attorney granted by Nextera or Holdings with respect to any Taxes is currently in force.

               (l) Other than its own operating agreement, neither Nextera nor Holdings is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

               (m) There is no expectation that any taxing authority may claim or assess any additional Taxes payable by Nextera or Holdings for any period ending on or prior to the Closing Date and there are no facts of which Nextera or Holdings is aware which would constitute grounds for the assessment of any Taxes payable by Nextera or Holdings for any period ending on or prior to the Closing Date.

               (n) Schedule 5.9 sets forth each state, local and foreign jurisdiction in which Nextera is required, or has been at any time required, to file or be included in a Tax Return. No written claim has ever been received by Nextera or Holdings from a taxing authority in a jurisdiction where neither Nextera nor Holdings pays Taxes or files Tax Returns that Nextera or Holdings is or may be subject to Taxes assessed by such jurisdiction, and, to the knowledge of Nextera and Holdings, no such claim has been threatened by a taxing authority.

               (o) Nextera and Holdings have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code.

               (p) Neither Nextera nor Holdings has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

               (q) No property of Nextera or Holdings is "tax exempt use property" within the meaning of Section 168(h) of the Code.

               (r) Neither Nextera nor Holdings has entered into any installment sale contract pursuant to Section 453 of the Code whereby the installments have not been fully collected, and neither Nextera nor Holdings has entered into an interest rate swap, currency swap, or similar transaction.

          5.10. Absence of Certain Changes.

          Except as disclosed in Schedule 5.10 attached hereto, since September 30, 1997 there has not been:

               (a) Any change in the business, properties, assets, results of operations, financial condition, liabilities, or prospects of Nextera or Holdings, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to Nextera or Holdings;

               (b) Any contingent liability incurred by Nextera or Holdings as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, Nextera or Holdings;

               (c) Any mortgage, encumbrance or lien placed on any of the properties of Nextera or Holdings which remains in existence on the date hereof or will remain on the date of the Closing;

               (d) Any obligation or liability of any nature, whether accrued, absolute or contingent (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by Nextera or Holdings or the conduct of the business of Nextera or Holdings since the date of the Nextera Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by Nextera other than obligations and liabilities incurred in the ordinary course of business (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

               (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Nextera or Holdings other than in the ordinary course of business;

               (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Nextera or Holdings;

               (g) Any declaration, setting aside or payment of any dividend by Nextera or Holdings, or the making of any other distribution in respect of the membership interests of Nextera or Holdings, or any direct or indirect redemption, purchase or other acquisition by Nextera or Holdings of its respective membership interests;

               (h) Any labor trouble or claim of unfair labor practices involving Nextera or Holdings; any change in the compensation payable or to become payable by Nextera or Holdings to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

               (i) Any change with respect to the officers or management of Nextera or Holdings;

               (j) Any payment or discharge of a material lien or liability of Nextera which was not shown on the Nextera Balance Sheet or incurred in the ordinary course of business thereafter;

               (k) Any obligation or liability incurred by Nextera or Holdings to any of its officers, directors, members or employees, or any loans or advances made by Nextera or Holdings to any of its officers, directors, members or employees, except normal compensation and expense allowances and advances payable to officers or employees;

               (l) Any change in accounting methods or practices, credit practices or collection policies used by Nextera or Holdings;

               (m) Any other transaction entered into by Nextera or Holdings other than transactions in the ordinary course of business; or

               (n) Any agreement or understanding whether in writing or otherwise, for Nextera or Holdings to take any of the actions specified in paragraphs (a) through (m) above.

          5.11. Compliance with Laws. Each of Nextera and Holdings is in compliance with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to Nextera or Holdings or to the conduct of its business, except where noncompliance with such statute, ordinance, order, judgment, decree, rule or regulation would not have a material adverse effect on Nextera or Holdings, and neither Nextera nor Holdings has received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

          5.12. Operating Agreements. The Nextera Operating Agreement attached as Schedule 5.12(a) and the Holdings Operating Agreement attached as Schedule 5.12(b) are in full force and effect and shall be amended as provided in Section
7.2 prior to closing.

SECTION 6. COVENANTS OF BUYER, NEXTERA AND HOLDINGS.

          6.1. Consummation of Agreement. Buyer, Nextera and Holdings shall each use its commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this agreement, to the end that the transactions contemplated by this agreement shall be fully carried out. To this end, Buyer, Nextera and Holdings will each obtain prior to the Closing all necessary authorizations or approvals of its Board of Directors.

          6.2. 1997 Bonus Pool. Buyer agrees that it will allow each of the Members to participate in a one-time bonus pool to be based upon the Company's net income (determined in accordance with generally accepted accounting principles, but computed before the bonuses to Members set forth on Schedule 6.2 and excluding any revenue recognized in 1997 with respect to the Excluded Interests)for the year ending December 31, 1997. The aggregate amount of such bonus pool shall equal fifty percent (50%) of the amount by which the Company's net income (determined in accordance with generally accepted accounting principles, but computed before the bonuses to Members set forth on Schedule 6.2 and excluding any revenue recognized in 1997 with respect to the Excluded Interests) for the year ending December 31, 1997 exceeds Two Million Two Hundred Thousand Dollars ($2,200,000). The bonus pool distribution shall be determined by Messrs. Glavin, Martindale and Brooks, subject to the approval of Nextera which shall not be unreasonably withheld, and the bonuses shall be paid within thirty (30) days after completion of the audit of the Company's financial statements for the year ending December 31, 1997.

          6.3. Option Pool. Nextera agrees to make available for distribution to Company employees and new hires a pool of options to purchase two hundred twenty thousand (220,000) Nextera Class A Units or stock appreciation rights with respect to Nextera Class A Units (the "Nextera SARs"). The options shall have an exercise price of $5.00 per share and shall vest at the rate of 25% per year over four years. The Members acknowledge that (a) under the Nextera Operating Agreement, the Board of Directors of Holdings will have the authority to determine the remaining terms and conditions of such options and stock appreciation rights, including making amendments to the Nextera Operating Agreement, and (b) the tax consequences of the options and stock appreciation rights are materially different in a limited liability company as compared to a corporate structure. The distribution of the Nextera SARs shall be determined by Messrs. Glavin, Martindale and Brooks, subject to the approval of Nextera which shall not be unreasonably withheld.

          6.4. Holdings Class A Units.

          Holdings agrees that, in connection with, and pursuant to the terms and conditions of, the employment agreements to be entered into by each Member and Buyer as contemplated by Section 7.1(j), it shall issue Class A Common Units of Holdings ("Holdings Class A Units") pursuant to the Limited Liability Company Agreement of Nextera Enterprises Holdings, L.L.C. dated as of April 9, 1997 (the "Holdings Operating Agreement"), in the amounts set forth opposite the names of the Members on Exhibit A-2. The value of a Holdings Class A Unit as of the date hereof is $0.10 per unit.

          6.5. Books and Records; Tax Matters.

               (a) Books and Records. Each Party agrees that it will cooperate with and make available to the other parties, during normal business hours, all books and records, information and employees (without substantial disruption of employment) which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees. All information received pursuant to this Section 6.5(a) shall be subject to the terms of the Confidentiality Agreement.

               (b) Cooperation and Records Retention. The Members and Nextera shall (i) each provide the other with such assistance as may reasonably be requested in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the others with any records or other information that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the others with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the others for any period. Without limiting the generality of the foregoing, the Members and Nextera shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other parties with a reasonable opportunity to review and copy the same.

SECTION 7. CONDITIONS.

          7.1. Conditions to the Obligations of Buyer, Nextera and Holdings. The obligation of Buyer, Nextera and Holdings to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company and the Members contained in
Section 2 shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing as though made on and as of the Closing; and the Company and each of the Members shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

               (b) No Material Change. There shall have been no material adverse change in the business, properties, assets, results of operations, financial condition, liabilities, or prospects of the Company since the date hereof, whether or not in the ordinary course of business.

               (c) Certificate from Officers. The Members shall have delivered to Nextera a certificate of the Company's Chief Operating Officer dated as of the Closing to the effect that the statements set forth in paragraph (a) and (b) above in this Section 7.1 are true and correct.

               (d) Approval of Nextera's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Latham & Watkins as counsel for Nextera, and such counsel shall have received on behalf of Nextera such other certificates, opinions, and documents in form satisfactory to such counsel, as Nextera may reasonably require from the Company and the Members to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Members and the Company and the fulfillment of their respective covenants.

               (e) Approval of Schedules. The Company and the Members shall have delivered and Nextera shall have approved all Schedules to this Agreement.

               (f) Escrow Agreement. Each of the Company, Buyer, Nextera, the Members and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Exhibit C.

               (g) Opinion of Counsel. On the date of the Closing, Nextera shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as counsel for the Company and the Members, an opinion as of said date, in the form attached hereto as Exhibit E.

               (h) No Litigation. There shall have been no determination by Nextera, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation.

               (i) Consents. The Company or the Members shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company or the Members in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company by Buyer subsequent to the Closing; and the Company, the Members and Buyer and Nextera shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Nextera, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties (including, without limitation, KIS Imaging Services, Inc., a Danka company), required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any material indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

               (j) Employment Agreements. Each of Messrs. Glavin, Martindale, Brooks, Guck, Smith, Robosson and Marshall shall have executed and delivered to Buyer an Employment Agreement in substantially the form of Exhibit F-1 through F-7, respectively, attached hereto; provided, however, that the employment agreement for Mr. Marshall shall not include the right to purchase Holdings Class A Units.

               (k) Transfer of Investments. The Company shall have transferred all the Excluded Interests held by the Company to the Excluded Entity in a manner acceptable to Nextera and shall have obtained a consent to assignment and release of the Company from each of New Med Corporation, Screening Technologies, Inc. and ReCall Services, Inc.

               (l) Working Capital. At the Closing, the Company shall have at least One Million Two Hundred Thousand Dollars ($1,200,000) of working capital, determined in accordance with generally accepted accounting principles.

               (m) Payment of Indebtedness; Lien Release. The Company shall have obtained written confirmation in form and substance satisfactory to Nextera of the outstanding balance under that certain Grid Note dated as of April 8, 1997, as amended, between the Company and Manufacturers and Traders Trust Company and confirmation that upon payment of such balance all liens under such Grid Note and related security agreement shall be released.

               (n) Bill of Sale. The Company shall have executed and delivered to Buyer a Bill of Sale, in the form attached hereto as Exhibit G, conveying in the aggregate all of the Company's owned personal property included in the Purchased Assets to Buyer.

               (o) Urbanus Noncompete, Nonsolicitation and Confidentiality Agreement. David Urbanus shall have executed a Noncompete, Nonsolicitation and Confidentiality Agreement, in the form attached hereto as Exhibit H.

               (p) Excluded Entity Noncompete, Nonsolicitation and Confidentiality Agreement. The Excluded Entity shall have executed a Noncompete, Nonsolicitation and Confidentiality Agreement, in the form attached hereto as
Exhibit I.

               (q) Amendment of Operating Agreement. Prior to the date of the Closing, the Company Operating Agreement shall be amended to provide for the allocation of membership interests in the Company as indicated on Exhibit A-1 hereto.

          7.2. Conditions to Obligations of the Company and the Members. The obligation of the Company and the Members to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants. Each of the representations and warranties of Buyer, Nextera and Holdings contained in
Section 5 shall be true and correct in all material respects as though made on and as of the Closing; Buyer, Nextera and Holdings shall, on or before the Closing, each have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer, Nextera and Holdings each shall have delivered to the Company and the Members a certificate of its President or any Vice President dated on the Closing to such effect.

               (b) Approval of the Company's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. counsel to the Company and the Members, and such counsel shall have received on behalf of the Company and the Members such other certificates, opinions and documents in form satisfactory to such counsel as the Company may reasonably require from Buyer, Nextera and Holdings to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer, Nextera and Holdings and the fulfillment of its covenants.

               (c) No Litigation. There shall have been no determination by the Company, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, Nextera, Holdings, the Company or any Member.

               (d) Opinion of Counsel. On the date of the Closing, the Company and the Members shall have received from Maron & Sandler, counsel for Buyer, Nextera and Holdings, an opinion as of said date, in form attached hereto as Exhibit J.

               (e) Amendment of Operating Agreements. Prior to the date of the Closing, (i) the Nextera Operating Agreement shall be amended and restated to provide for certificated membership units and allow for the issuance of options and stock appreciation rights as contemplated herein and (ii) the Holdings Operating Agreement shall be amended and restated to make certain changes to reflect the transactions contemplated by this Agreement.

SECTION 8. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

          8.1. Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

                    (i) by mutual written consent of all of the parties to this Agreement;

                    (ii) by Nextera, pursuant to written notice by Nextera to the Company and the Members, if any of the conditions set forth in
          Section 7.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the Company or any Member, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

                    (iii) by the Company and the Members, pursuant to written notice by the Company and the Members to Nextera, if any of the conditions set forth in Section 7.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Nextera, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied.

          8.2. Effect of Termination.

          All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.1, provided, however, that the provisions of this Section 8, Section 11.1 and Section 11.10 hereof shall survive any termination of this Agreement.

SECTION 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

          9.1. Survival of Warranties.

          Each of the representations, warranties, agreements, covenants and obligations herein are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 10 shall expire.

          9.2. Release. Each Member hereby releases and discharges

                    (i) the Company, Buyer and Nextera and any and all affiliates of the Company, Buyer and Nextera and any of their respective successors and assigns, of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities of every kind and nature, including claims and causes of action both in law and in equity, and

                    (ii) each of the present and former Members, directors, officers, employees, attorneys and agents of the Company, and any of their respective successors and assigns (each, together with the Company, Buyer and Nextera, a "Released Party"), of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities relating to the business of the Company, Buyer and Nextera and relating to this transaction, including claims and causes of action both in law and in equity, which such Holder and/or his heirs, executors, administrators, successors or assigns ever had, now has, to the extent arising from or in connection with any action, omission or state of facts taken or existing on or prior to the date hereof or prior to the Closing, against any Released Party, whether asserted, unasserted, absolute, contingent, known or unknown, including without limitation commitments, obligations, liabilities and claims arising under or pursuant to
(1) the Company Operating Agreement, as amended through the date hereof and through the date of the Closing of the Company, (2) any contracts to which such Member and any Released Party are parties, including, without limitation, the Company Operating Agreement and any agreement between such Member and the Company, with respect to the employment of such Member prior to the date of the Closing, (3) the Excluded Interests; provided, however, that such Member does not release any Released Party from (A) commitments, obligations, liabilities and claims arising under or pursuant to the following provisions of this
Agreement: Section 1 (Sale of Shares and Purchase Price), Section 5 (Representations and Warranties of Buyer, Nextera and Holdings), Section 10 (Indemnification) and Section 11 (Miscellaneous), (B) commitments, obligations, liabilities and claims, if any, arising under or pursuant to the employment agreement, entered into by such Member and Buyer or the Company pursuant to the Agreement, (C) commitments, obligations, liabilities and claims arising under or pursuant to agreements entered into after the date hereof with the written consent of the Company, and (D) any claims for accrued vacation benefits and claims for compensation earned prior to the date of the Closing.

        Such Member represents and warrants to each Released Party that he (i) has received such information as he has deemed relevant regarding the properties, assets, business, condition (financial or otherwise), results of operations or prospects of the Company and its affiliates, (ii) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his or her sale of equity interests in the Company hereunder and/or has engaged and consulted with one or more advisers with such capabilities, and (iii) has been afforded the opportunity to ask questions and receive answers from management of the Company and its advisers regarding the transactions contemplated by this Agreement and the properties, assets, business, condition (financial and otherwise), results of operations and prospects of the Company. In furtherance and not in limitation of the foregoing, such Member represents that he has read carefully, fully understood, and if appropriate, discussed with his legal and financial advisers, (A) materials described in clause (i) above and, (B) the financial statements and projections set forth in Schedule 2.7 to this Agreement and such Member hereby represents that he has not relied upon any representations, warranties or agreements of any person other than those set forth in this Agreement.

        Such Member acknowledges and agrees that the provisions hereof are reasonable in context and scope, are a material condition to the Company's willingness to enter into and effect this Agreement and effect the transactions contemplated hereby and are intended to be and shall be enforced to the full extent set forth herein.

SECTION 10. INDEMNIFICATION.

          10.1. Indemnification by the Members.

          The Members jointly and severally agree subsequent to the Closing to indemnify and hold the Company, Buyer, Nextera, Holdings, and their respective subsidiaries and affiliates and persons serving as officers, directors, partners, managers, stockholders, members, employees and agents thereof (other than the Members, except to the extent of liabilities incurred in their capacities as such an officer, director or employee after the Closing) (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

               (a) fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants of the Company or the Members under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto (collectively, "Fraud Claims");

               (b) any breach of any representation or warranty of the Members set forth in Section 2.3 of this Agreement (collectively, "Ownership Claims");

               (c) any liability of the Company or the Members for Taxes arising from the activities of the Company and all events and transactions on or prior to the Closing and any breach of the representations and warranties set forth in
Section 2.8 hereof and any covenant with respect to Taxes or tax related matters (collectively, "Tax Claims");

               (d) any liability of the Company, Buyer or Nextera with respect to the Excluded Interests (collectively, "Excluded Liability Claims"); and

               (e) other than Fraud Claims, Ownership Claims, Tax Claims or Excluded Liability Claims, any other breach of any representation, warranty or covenant of the Members under this Agreement or in any schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants (collectively, "General Claims").

          Each Member severally, but not jointly, agrees subsequent to the Closing to indemnify and hold all Buyer Indemnified Parties harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon fraud, intentional misrepresentation or any breach (whether or not deliberate or willful) of any representation or warranty of such Member contained in Section 3, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation or warranty (collectively, "Individual Claims").

          In the event that an indemnification claim is payable with respect to a breach of a representation or warranty of the Members under Section 2.9 that relates to a receivable or unbilled revenue not being enforceable or collectible or which is subject to set off or counterclaim, the amount payable by the Members to the Buyer Indemnified Party with respect to such claim shall be determined as follows:

                    (i) any claim with respect to a receivable or unbilled revenues related to Company revenue for 1997 in excess of $10 million shall not be the basis for any recovery for breach of Section 2.9; provided, however, that such events may still be subject to indemnification by the Members to the Buyer Indemnified Party to the extent that such event resulted in an overpayment to the Members under
          Section 1.8 or Section 6.2;

                    (ii) for any claim not covered by (i) above, the amount payable by the Members to the Buyer Indemnified Party with respect to up to $750,000 of such receivables or unbilled revenues shall be twice the amount of the receivable or unbilled revenue which is not enforceable or collectible or subject to set off or counterclaim, together with all other items otherwise subject to indemnification under this Section 10.1; and

                    (iii) for any claim not covered by (i) or (ii) above, the standard provisions for indemnification set forth in Section 10 shall apply.

          10.2. Limitations on Indemnification by the Members.

          Anything contained in this Agreement to the contrary notwithstanding, the liability of the Members to provide any indemnification to any Buyer Indemnified Party and right of Buyer Indemnified Parties to indemnification under Section 10.1 shall be subject to the following provisions:

               (a) No claims for indemnification shall be made under this Agreement against any Member, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to General Claims after the date which is eighteen (18) months following the Closing.

               (b) No claims for indemnification shall be made under this Agreement against any Member, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to any Tax Claim after expiration of all applicable statute of limitations with respect to the Tax that is the subject of the indemnification claim and the expiration of all applicable statutes of limitation with respect to collection of the Tax.

               (c) The aggregate amount to be payable to all Buyer Indemnified Parties for claims for indemnification with respect to General Claims shall in no event exceed Five Million Dollars ($5,000,000).

               (d) The amount to be payable by a Member to all Buyer Indemnified Parties for claims for indemnification hereunder shall in no event exceed such Member's pro rata share of the total amount to be paid to all Buyer Indemnified Parties for claims for indemnification hereunder. The pro rata shares of the Members for this purpose shall be the same percentages as the Members respective ownership interests in the Company as set forth on Exhibit A-1.

               (e) In the event that any claim for indemnification arises from a breach of representation, warranty or covenant which was made or undertaken by a Member, by the express terms of this Agreement severally and not jointly, the Members shall be severally, but not jointly, liable for indemnification in respect of such a claim.

               (f) The Members shall have no obligation for indemnification with respect to General Claims hereunder until aggregate claims for indemnification with respect to General Claims hereunder exceed $50,000, in which case the Members shall be obligated for indemnification of all General Claims including the initial $50,000 of such claims.

               (g) Claims for indemnification with respect to Fraud Claims, Ownership Claims, Tax Claims or Excluded Liability Claims made under this Agreement by any Buyer Indemnified Party shall not be subject to any of the limitations set forth in this Section 10.2 other than Section 10.2(b).

          10.3. Indemnification by Nextera. Nextera agrees to indemnify and hold the Members (individually a "Member Indemnified Party" and collectively the "Member Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Nextera in this Agreement or in any certificate delivered by Nextera hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

          10.4. Limitation on Indemnification by Nextera. Notwithstanding the foregoing, (a) no indemnification shall be payable to the Members with respect to claims asserted pursuant to Section 10.3 above after the date which is eighteen (18) months after the Closing and the aggregate amount to be payable to Members pursuant to Section 10.3 shall not exceed Five Million Dollars ($5,000,000) and (b) Nextera shall have no obligation for indemnification hereunder until aggregate claims for indemnification hereunder exceed $50,000, in which case Nextera shall be obligated for indemnification of all claims, including the initial $50,000 of such claims; provided, however, that the limitations set forth herein shall not apply to a claim for indemnification based upon a breach of Section 5.2 or 5.3 or covenants to be performed post-Closing. Claims for indemnification with respect to fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants of Nextera under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto made under this Agreement by any Member Indemnified Party shall not be subject to any of the limitations set forth in this Section 10.4.

          10.5. Notice; Defense of Claims. An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

          10.6. Satisfaction of Member Indemnification Obligations. In order to satisfy the indemnification obligations of the Members hereunder, a Buyer Indemnified Party shall proceed first directly against the Escrow Deposit as further set forth in the Escrow Agreement and then directly against the Members, subject to the limitations set forth in Section 10.2(c) and (d), as applicable. As further set forth in the Escrow Agreement, all claims against the Escrow Amount shall be satisfied first against the cash portion thereof and then against the Nextera Class A Units.

SECTION 11. MISCELLANEOUS.

          11.1. Fees and Expenses.

          Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

          11.2. Governing Law.

          This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

          11.3. Notices.

          Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

        TO BUYER:                      SGM Consulting, L.L.C.
                                       One Cranberry Hill
                                       Lexington, MA 02173
                                       Attention:  Gresham T. Brebach, Jr.
                                       Fax:  (781) 778-4500

        With a copy to:                Latham & Watkins
                                       701 B Street, Suite 2100
                                       San Diego, CA 92101
                                       Attention:  David A. Hahn, Esq.
                                       Fax:  (619) 696-7419

        With an additional copy to:    Maron & Sandler
                                       844 Moraga Drive
                                       Los Angeles, CA  90049
                                       Attention:  Stanley E. Maron, Esq.
                                       Fax:  (310) 440-3690

        TO NEXTERA:                    Nextera Enterprises, L.L.C.
                                       One Cranberry Hill
                                       Lexington, MA 02173
                                       Attention:  Gresham T. Brebach, Jr.
                                       Fax:  (781) 778-4500

        With a copy to:                Latham & Watkins
                                       701 B Street, Suite 2100
                                       San Diego, CA 92101
                                       Attention:  David A. Hahn, Esq.
                                       Fax:  (619) 696-7419

        With an additional copy to:    Maron & Sandler
                                       844 Moraga Drive
                                       Los Angeles, CA  90049
                                       Attention:  Stanley E. Maron, Esq.
                                       Fax:  (310) 440-3690

        TO HOLDINGS:                   Nextera Enterprises Holdings, L.L.C.
                                       One Cranberry Hill
                                       Lexington, MA 02173
                                       Attention:  Gresham T. Brebach, Jr.
                                       Fax:  (781) 778-4500

        With a copy to:                Latham & Watkins
                                       701 B Street, Suite 2100
                                       San Diego, CA 92101
                                       Attention:  David A. Hahn, Esq.
                                       Fax:  (619) 696-7419

        With an additional copy to:    Maron & Sandler
                                       844 Moraga Drive
                                       Los Angeles, CA  90049
                                       Attention:  Stanley E. Maron, Esq.
                                       Fax:  (310) 440-3690

        TO COMPANY:                    SiGMA Consulting, LLC
                                       150 WillowBrook Office Park
                                       Fairport, NY 14450-4220
                                       Attention:  Michael Martindale
                                       Fax:  (716) 383-4111

        With a copy to:                Mintz, Levin, Cohn, Ferris, Glovsky and
                                       Popeo, P.C.
                                       One Financial Center
                                       Boston, MA 02111
                                       Attention:  Steven P. Rosenthal
                                       Fax:  (617) 542-2241

        TO ANY MEMBER:                 To the address last by provided by such
                                       Member to the Company


        With a copy to:                Mintz, Levin, Cohn, Ferris, Glovsky and
                                       Popeo, P.C.
                                       One Financial Center
                                       Boston, MA 02111
                                       Attention:  Steven P. Rosenthal
                                       Fax:  (617) 542-2241

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

          11.4. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits.

          11.5. Assignability; Binding Effect. This Agreement shall only be assignable by Buyer and Nextera to a corporation or partnership controlling, controlled by or under common control with Buyer or Nextera upon written notice to the Company and the Members. This Agreement may not be assigned by any Members or the Company without the prior written consent of Nextera. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          11.6. Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

          11.7. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

          11.8. Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

          11.9. Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Nextera and the Company.

          11.10. Specific Performance. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Company or the Members and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company or the Members, and Nextera does not elect to terminate under Section 8, Nextera shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Nextera.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                              BUYER:

                              SGM CONSULTING, L.L.C., a Delaware limited liability company

                              By: /s/  MICHAEL P. MULDOWNEY
                                 ----------------------------------------------
                                  Name:  Michael P. Muldowney
                                       ----------------------------------------
                                  Title: Treasurer
                                        ---------------------------------------


                              NEXTERA:

                              NEXTERA ENTERPRISES, L.L.C., a Delaware limited liability company

                              By: /s/  MICHAEL P. MULDOWNEY
                                 ----------------------------------------------
                                  Name:  Michael P. Muldowney
                                       ----------------------------------------
                                  Title: Treasurer
                                        ---------------------------------------


                              HOLDINGS:

                              NEXTERA ENTERPRISES HOLDINGS, L.L.C., a Delaware limited liability company

                              By:   /s/  MICHAEL P. MULDOWNEY
                                 ----------------------------------------------
                                  Name:  Michael P. Muldowney
                                       ----------------------------------------
                                  Title: Treasurer
                                        ---------------------------------------


                              HOLDINGS:

                              NEXTERA ENTERPRISES HOLDINGS, L.L.C., a Delaware limited liability company

                              By:  /s/   MICHAEL P. MULDOWNEY
                                 ----------------------------------------------
                                  Name:  Michael P. Muldowney
                                       ----------------------------------------
                                  Title: Treasurer
                                        ---------------------------------------

                              COMPANY:


                              SIGMA CONSULTING, LLC, a New York limited liability company

                              By:  /s/   MICHAEL MARTINDALE
                                 ----------------------------------------------
                                  Name:  Michael Martindale
                                       ----------------------------------------
                                  Title: Chief Operating Officer
                                        ---------------------------------------


                              MEMBERS:


                              /s/  JACOB H. BROOKS
                              -------------------------------------------------
                              Jacob H. Brooks


                              /s/  MARTIN G. GLAVIN
                              -------------------------------------------------
                              Martin G. Glavin


                              /s/  HERBERT J. GUCK
                              -------------------------------------------------
                              Herbert J. Guck


                              /s/  MICHAEL MARTINDALE
                              -------------------------------------------------
                              Michael Martindale


                              /s/  JOHN ROBOSSON
                              -------------------------------------------------
                              John Robosson


                              /s/  DION C. SMITH
                              -------------------------------------------------
                              Dion C. Smith